Exhibit 99.1

NEWS RELEASE

Lincoln Financial Group Reports Second Quarter Earnings
Quarter Characterized by Continued Strong Deposit Growth

Philadelphia, PA, July 28, 2004 - Lincoln National Corporation (NYSE:LNC), the parent company of the Lincoln Financial Group of companies, today reported net income of $187.0 million, or $1.04 per diluted share, for its second quarter of 2004. By comparison, net income for the second quarter of 2003 was $142.7 million, or $0.80 per diluted share.

     Income from operations for the second quarter of 2004 was $181.4 million, or $1.00 per diluted share, compared with $153.3 million, or $0.86 per diluted share, in the second quarter of 2003. Return on equity for the quarter was 14.4 percent. The attached table reconciles net income to income from operations for the corporation and business segments.

     Consolidated domestic deposits, which include annuities, mutual funds, life insurance and other personal wealth accumulation products, were $7.9 billion for the quarter, of which $1.9 billion were contributed by Delaware International Advisers Ltd. (DIAL). As of June 30, 2004, assets under management were $151.3 billion, which includes $20.6 billion from DIAL. The previously announced management buyout of DIAL is expected to close in the third quarter of 2004.

     “We are very pleased with the solid results we reported this quarter. Our domestic manufacturing business lines reported earnings growth over the same period last year and we continued to gain momentum in many of our key distribution platforms,” said Jon A. Boscia, chairman and chief executive officer. “Continued sales growth is due to deeper penetration within our distribution relationships with multiple products that offer clients comprehensive financial solutions,” added Boscia.

     The quarter was positively impacted by investment income from commercial mortgage loan prepayment and bond make-whole premiums and partnership income.

Life Insurance

     Life Insurance net income was $72.0 million versus $65.6 million for the same period a year ago. Income from operations for the segment was $76.2 million, up from $71.8 million in the second quarter of 2003. Retail sales grew 14 percent in the quarter versus both the second quarter and first half of 2003, driven by sales in universal life products including MoneyGuard® which were up 13 percent over the second quarter of 2003. “The steady increase in sales creates long-term value for this business,” said Boscia.

Lincoln Retirement

     Net income for the Retirement segment was $94.2 million, compared to $81.7 million for the second quarter of 2003. Second quarter income from operations for the segment was $101.8 million compared to $86.1 million in the year ago period. The Retirement segment reported record-breaking variable deposits of nearly $2.0 billion in the quarter and achieved a 600 percent increase in total net flows over the prior year period.

     “The continued growth in variable annuity deposits and net flows in the Retirement segment is attributable to distribution expansion and the acceptance of our guaranteed withdrawal benefit,” said Boscia. “I am pleased to note that in July, the year-to-date sales of our American Legacy® single-manager product and Lincoln ChoicePlusSM multi-manager product surpassed their full-year 2003 combined sales,” added Boscia.

Investment Management

     The Investment Management segment reported net income of $14.5 million in the quarter, up from $4.6 million in the same period a year ago. Income from operations for the segment was $13.4 million in the second quarter, which compares to $4.5 million in the second quarter of 2003. DIAL contributed $4.1 million to the Investment Management segment’s income from operations in the second quarter.

     “Investment performance continues to do well, with over half of the top 25 retail funds outperforming their respective indices over the one, three and five year time periods,” said Boscia.

Lincoln UK

     For the second quarter, the UK segment’s net income was $17.2 million versus $12.4 million in the second quarter of 2003. Income from operations was $10.7 million for the quarter, versus $12.4 million in the same year ago period.

Corporate and Other

     Corporate and Other, which includes financing, distribution losses, and the results flowing from the reinsurance business sold in 2001, reported a net loss of $10.9 million for the second quarter versus a net loss of $21.6 million for the same period a year ago. The operating loss, for the second quarter of 2004 was $20.7 million of which $11.8 million was related to distribution losses. For the second quarter of 2003, the company reported an operating loss of $21.5 million, with $18.1 million attributed to distribution losses.

     As of June 30, 2004, the book value of Lincoln National Corporation common stock, excluding accumulated other comprehensive income, was $28.51, compared with $26.41 a year ago. Book value, including accumulated other comprehensive income, was $31.32, compared with $32.68 a year ago. In the second quarter, 3.23 million shares were repurchased at a total cost of $148.3 million.

     Lincoln National Corporation will discuss the company’s second quarter results with investors in a conference call beginning at 10 a.m. (EDT) on Thursday, July 29, 2004. The company will also post its second quarter 2004 statistical supplement along with slides containing supporting data, on its Website, www.LFG.com.

     Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial Group has consolidated assets of $109 billion and had annual consolidated revenues of $5.3 billion in 2003. Through its wealth accumulation and protection businesses, the company provides annuities, life insurance, 401(k) and 403(b) plans, 529 college savings plans, mutual funds, managed accounts, institutional investment and financial planning and advisory services.

Contact:
Priscilla Brown
Vice President, Investor Relations
& Strategic Communications
215 448-1422
investorrelations@LFG.com

Rob Fleener
215 448-1455
Director, Strategic Communications
mediarelations@LFG.com

Definition of Income from Operations

Income from operations represents after-tax results excluding, as applicable, realized gains or losses on investments and derivatives, cumulative effect of accounting changes, restructuring charges, reserve changes on business sold through reinsurance, gain on sale of subsidiaries and certain other items. Income from operations is an internal measure used by the company in the management of its operations. Management believes that this performance measure explains the results of the company’s ongoing operations in a manner that allows for a better understanding of the underlying trends in the company’s current business.

(amounts in millions, except EPS)	Life	Lincoln	Investment	Lincoln	Corporate
For the Quarter Ended June 2004	Insurance	Retirement	Management	UK	& Other	Total
Net Income	$72.0	$94.2	$14.5	$17.2	($10.9)	$187.0
Less:
Net realized gain/loss on investments and derivatives	(3.8)	(11.2)	1.1	(0.1)	0.6	(13.4)
Restructuring charges	(0.4)	(1.2)	—	—	(1.9)	(3.5)
Reserve development and related amortization on business sold through reinsurance	—	—	—	—	0.2	0.2
Net Change in Mark-to-Market on Reinsurance Embedded Derivative/Trading Account Securities	—	4.8	—	—	1.9	6.7
Gain on Sale of Subsidiaries/Business	—	—	—	6.6	9.0	15.6

Income from Operations	$76.2	$101.8	$13.4	$10.7	($20.7)	$181.4
Earnings per share (diluted)
Net Income						$1.04
Income from Operations						$1.00

(amounts in millions, except EPS)	Life	Lincoln	Investment	Lincoln	Corporate
For the Quarter Ended June 2003	Insurance	Retirement	Management	UK	& Other	Total
Net Income	$65.6	$81.7	$4.6	$12.4	($21.6)	$142.7
Less:
Net realized gain/loss on investments and derivatives	(1.4)	(0.4)	0.1	—	—	(1.7)
Restructuring charges	(4.8)	(4.0)	—	—	—	(8.8)
Reserve development and related amortization on business sold through reinsurance	—	—	—	—	(0.1)	(0.1)

Income from Operations	$71.8	$86.1	$4.5	$12.4	($21.5)	$153.3
Earnings per share (diluted)
Net Income						$0.80
Income from Operations						$0.86

LINCOLN NATIONAL CORPORATION

Digest of Earnings

	2nd Quarter Ended June 30
	2004	2003
Revenue	$1,358,719,000	$1,213,153,000
Net Income	$187,003,000	$142,702,000
Share Earnings (Basic)
Net Income	$1.05	$.81
Share Earnings (Diluted)
Net Income	$1.04	$.80
Average Number of Shares (Basic)	177,354,689	177,218,568
Average Number of Shares (Diluted)	180,301,430	179,211,541

	Six Months Ended June 30
	2004	2003
Revenue	$2,617,750,000	$2,312,479,000
Net Income	$317,460,000	$184,291,000
Share Earnings (Basic)
Net Income	$1.79	$1.04
Share Earnings (Diluted)
Net Income	$1.75	$1.03
Average Number of Shares (Basic)	177,815,095	177,114,725
Average Number of Shares (Diluted)	180,755,829	178,780,004

Forward-Looking Statements — Cautionary Language

Certain statements made in this press release are “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 (“SLRA”). A forward-looking statement is any statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning. LNC claims the protection afforded by the safe harbor for forward-looking statements provided by the SLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. These risks and uncertainties include, among others, subsequent significant changes in:

•	the Company (e.g., acquisitions and divestitures of legal entities and blocks of business — directly or by means of reinsurance transactions);

•	financial markets (e.g., interest rates and securities markets and stock and bond market performance);

•	the performance of the investment portfolios of LNC’s subsidiaries and of the portfolios which they manage (both internal and external);

•	competitors and competing products and services;

•	LNC’s ability to operate its businesses in a relatively normal manner;

•	legislation (e.g., corporate, individual, estate and product taxation);

•	the price of LNC’s stock;

•	accounting principles generally accepted in the United States;

•	regulations (e.g., insurance, securities, tax and other regulations);

•	debt and claims-paying ratings issued by nationally recognized statistical rating organizations; and

•	the National Association of Insurance Commissioners’ (“NAIC”) capital requirements.

Other risks and uncertainties include:

•	the risk that significant accounting, fraud or corporate governance issues may adversely affect the value of certain investments in the portfolios of LNC’s subsidiaries or subsidiaries or the portfolios managed by LNC’s subsidiaries;

•	the risk that LNC could have to accelerate amortization of deferred policy acquisition costs if the market deteriorates;

•	the risk that LNC could have to write off investments in certain securities if the issuers’ financial condition deteriorates;

•	the risks associated with having products with guaranteed benefits;

•	whether necessary regulatory approvals are obtained (e.g., insurance department, Hart-Scott-Rodino, etc.) and, if obtained, whether they are obtained on a timely basis;

•	whether proceeds from divestitures of legal entities and blocks of business can be used as planned;

•	risks associated with litigation, arbitration and other actions such as: (a) adverse decisions in significant actions including, but not limited to extra-contractual and class action damage cases; (b) new decisions which change the law; (c) unexpected trial court rulings; (d) unavailability of witnesses; (e) newly discovered evidence and (f) acts of God (e.g., hurricanes, earthquakes and storms);

•	whether there will be significant charges or benefits resulting from the contingencies described in the footnotes to LNC’s consolidated financial statements;

•	risks associated with acts of terrorism or war; and

•	other insurance risks (e.g., policyholder mortality and morbidity).

The risks included here are not exhaustive. Other sections of this report, and LNC’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional factors that could impact LNC’s business and financial performance. Moreover, LNC operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on LNC’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undo reliance on forward-looking statements as a prediction of actual results. In addition, LNC disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.

This press release was issued on July 28, 2004 and all information in this release is as of July 28, 2004. LNC undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in LNC’s expectations.